FirePlug Computers Inc.
                          -----------------------
           Agreement for Computer and/or Programming Services

Customer  Name  and  Address:

Digital  Video  Technology  Corp.
590  Madison  Avenue
New  York,  New  York
USA  10022

Hereinafter  referred  to  as  "Customer"

Agreement No.990401

FirePlug Computers Inc. shall furnish to Customer the following goods and services, as available:

Design and system/software development, documentation, testing, project management and implementation of the DVD Technology Video Jukebox system as outlined in the "Proposal to create a Video Jukebox System for DVDTechnology" document attached.

Senior consultants' rate:     US$12,000/month
                              US$3,500/week

Daily and other rates, travel, disbursements per current rate schedule
(attached)

All software and intellectual property created by FirePlug and/or its contractors and sub contractors under this contract will become the property of Customer upon payment of all amounts billed under this contract, subject to software licenses and agreements entered into as necessary with 3rd parties. All actions and costs arising from the sale or use of software/systems created under this contract will be borne by Customer. FirePlug will endeavor to inform Customer of potential license and/or patent concerns as they arise. Customer will likewise inform FirePlug of any license and/or patent concerns that Customer has with respect to systems created proposed and created under this contract.

FirePlug's agreement to furnish goods and services is expressly conditioned upon the terms and conditions set forth in this Agreement whether on the face, reverse side, attachments indicated above or documents incorporated by reference. Any other terms and conditions are rejected regardless of content, timing or other method of communication to FirePlug.

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Terms and Conditions
1. This Agreement constitutes the entire agreement between FirePlug and Customer, and supersedes all prior contracts, agreements, proposals, understandings, representations, correspondence or communications relative to the subject matter hereof. Customer acknowledges that it has not been induced to enter into this Agreement by any representations or promises not specifically stated herein. This Agreement may be modified only by a written instrument executed by authorized representatives of FirePlug and Customer.

2. TERM OF AGREEMENT: This Agreement becomes effective on the date accepted by FirePlug and expires on the date specified. If no date is specified, either party may terminate this Agreement upon 30 days prior written notice.

3.  PRICES  AND  PAYMENT  TERMS:

3.1. Customer agrees to pay for all goods and services furnished by FirePlug or used by Customer at the prices specified, or if none are specified, at prices in effect on the date of usage.

3.2. FirePlug may revise the prices and pricing data set forth in this Agreement upon 30 days prior written notice.

3.3. Prices do not include taxes. Customer shall pay any applicable sales, use, personal property or similar taxes, customs duties, and any governmental charges based on transactions hereunder, exclusive of FirePlug's net income.

3.4. Terms are net cash payable as specified in this agreement or within 30 days after date of invoice, unless Customer is notified otherwise by FirePlug in writing.

4. PROPRIETARY INFORMATION: Proprietary information disclosed by either party to the other for the purposes of this Agreement which is in tangible form and is clearly marked as such, shall be protected by the recipient in the same manner and to the same degree that the recipient protects its own proprietary information, except that each party may use or disclose information that is or becomes publicly available, is already lawfully in its possession, is independently developed by it, or is lawfully obtained from third parties.

5. TITLE: Unless otherwise specifically stated in this Agreement, FirePlug retains title to and reserves all rights in the programs, data, information or other property developed or provided by FirePlug hereunder.

6. REVISIONS: FirePlug may, without notice, revise the goods and services offered, method of operation, documentation provided, and equipment used, and make normalization changes to billing algorithms.

7. SECURITY: Precautions have been taken by FirePlug to minimize the potential for loss or alteration of or improper access to Customer programs, data, information or other property while on FirePlug's systems, but FirePlug does not guarantee their integrity or security. Customer is responsible for utilizing, as desired, those features of the FirePlug system which enhance the security of Customer's programs, data, information and materials. Customer is responsible solely for security on Customer owned and operated machines unless otherwise stated.

8. PROPERTY: (applies to physical property if it forms part of the details of this agreement, and to intellectual property and materials normally resident on FirePlug's system(s) in any case)

8.1. Customer shall use any of FirePlug's property in accordance with this Agreement; shall not misuse or modify and shall otherwise protect and maintain such property; shall maintain any labels which identify ownership; shall not retain such property as a setoff or in full or partial satisfaction of any claim against FirePlug; and shall return such property upon termination of usage in accordance with FirePlug's instructions and in the same condition as received, normal wear and tear excepted.

8.2. Customer will indemnify and hold FirePlug harmless from any costs, expenses or liability resulting from any claim based on Customer's use or possession of FirePlug's property, excluding claims of FirePlug's negligence or patent infringement. Such indemnity shall survive the termination or expiration of this Agreement.

8.3. Customer's interfacing equipment and methods shall be compatible with FirePlug's computer system(s).

8.4. Any goods owned by FirePlug and supplied to Customer for installation at Customer's premises are AT THE RISK OF Customer from the time the Customer receives them until they are removed at the termination of this Agreement or any subsequent Agreement; and the Customer shall keep the goods insured in a sufficient amount to cover the replacement values shown, FirePlug to be the payee.

9. AVAILABILITY OF PROGRAM LIBRARIES AND DATA FILES: FirePlug's program libraries and data files available for general use are set forth in current publications, documentation and supplemental product announcements. Use of other program libraries and data files requires prior written approval.

10. DISPOSITION OF Customer PROGRAMS, DATA, INFORMATION OR OTHER PROPERTY: If Customer fails to remove or instruct FirePlug on disposition of Customer programs, data, information or other property on FirePlug's premises or equipment within 30 days after termination of this Agreement or written notice from FirePlug, FirePlug may destroy or otherwise dispose of same.

11. DEFAULT: If Customer becomes bankrupt or otherwise insolvent or fails to pay for services rendered in accordance with the terms hereof, FirePlug may, at its sole option and without notice, discontinue performance and terminate this Agreement for default and pursue any other remedies available at law or in equity. FirePlug's failure to exercise any of its rights shall not constitute a waiver of any past, present or future right or remedy. Upon termination for default, FirePlug may enter Customer's premises without a court order and take possession of FirePlug's property.

12.  WARRANTIES,  REMEDIES  AND  DISCLAIMERS:

12.1.  Other  warranties,  remedies and disclaimers may be found in Attachments.

12.2. Except as noted in subparagraph 12.3 below, FirePlug warrants any processing or storage services furnished on FirePlug's systems hereunder against malfunctions, errors or loss of data which are due solely to errors on the part of FirePlug, its equipment or its employees. If Customer notifies FirePlug in writing and furnishes adequate documentation of any malfunction, error or loss of data covered by the above warranty within 30 days after its occurrence then:

(1) with respect to malfunction or error, FirePlug shall grant a credit to the amount charged by FirePlug for that portion of such service which falls within reasonable checkpoint intervals; and

(2) with respect to lost data, FirePlug shall (at FirePlug's discretion) either:
(i) regenerate without charge any lost data from FirePlug's normal backup materials or from Customer specific backup materials if Customer has specified and paid for more frequent backups, or (ii) regenerate without charge any lost data if the Customer provides adequate backup materials in machine readable form, or (iii) if Customer does not provide such backup materials, grant Customer a credit in an amount equal to the FirePlug estimated cost of regeneration, such estimate made as if such backup material were available.

12.3. FirePlug MAKES NO WARRANTY, AND HEREBY DISCLAIMS ANY LIABILITY WITH RESPECT TO SOFTWARE RESIDING IN FirePlug's VENDOR LIBRARY OR ANY DATA BASE OR SOURCE DATA, INCLUDING BUT NOT LIMITED TO ITS ACCURACY, ADEQUACY, COMPLETENESS, USEFULNESS OR RELIABILITY, WHICH IS MADE AVAILABLE TO Customer BY FirePlug, OR USED BY Customer IN CONNECTION WITH ANY GOODS OR SERVICES COVERED BY THIS AGREEMENT.

12.4. FirePlug's OBLIGATIONS UNDER THE WARRANTIES SET FORTH IN THIS AGREEMENT ARE CONDITIONED UPON REQUEST BY FirePlug OF NOTICE AND ADEQUATE DOCUMENTATION AS STATED IN THIS AGREEMENT. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS AGREEMENT, THERE ARE NO WARRANTIES, WHETHER EXPRESS, IMPLIED, ORAL OR WRITTEN, WITH PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY PARTICULAR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOREOVER, THE REMEDIES PROVIDED FOR IN THIS CLAUSE 12 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REMEDIES.

13. EXCUSED PERFORMANCE: FirePlug shall not be liable for, and is excused from any failure to deliver or perform or for delay in delivery or performance due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fire, labor difficulty, shortages, civil disturbances, transportation problems, interruptions of power or communications, failure of FirePlug's suppliers or subcontractors, or natural disasters.

14. ASSIGNMENT OR TRANSFER: Neither this Agreement nor any rights or obligations hereunder shall be assigned or otherwise transferred by Customer without the prior written consent of FirePlug

15. PUBLICITY: Neither party shall use the name of the other in publicity releases, advertising, or similar activity without the prior written consent of the other, except that the Customer hereby consents to FirePlug including Customer's name in its client list.

16.  LIMITATION  OF  LIABILITY:

16.1 IN NO EVENT SHALL FirePlug's SUPPLIERS OR LICENSORS HAVE ANY LIABILITY TO Customer OR ANY THIRD PARTY FOR DAMAGES RESULTING FROM Customer's USE OF ANY APPLICATION PROGRAM, DATA BASE, SOURCE DATA, OR RELATED DOCUMENTATION.

16.2. IN NO EVENT SHALL FirePlug BE LIABLE FOR ANY LOSS OF PROFIT OR REVENUE BY Customer OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES INCURRED OR SUFFERED BY Customer, EVEN IF FirePlug HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES. FURTHER, Customer AGREES THAT FirePlug's TOTAL LIABILITY FOR ALL CLAIMS OF ANY KIND ARISING AS A RESULT OF, OR RELATED TO THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT (INCLUDING BUT NOT
LIMITED  TO  STRICT  LIABILITY  AND  NEGLIGENCE),  WARRANTY OR ON OTHER LEGAL OR
EQUITABLE GROUNDS, SHALL BE LIMITED TO GENERAL MONEY DAMAGES AND EXCEPT AS SPECIFICALLY PROVIDED IN THE REMEDIES SET FORTH IN THE CLAUSE OF THIS AGREEMENT ENTITLED, "WARRANTIES, REMEDIES AND DISCLAIMERS", SHALL NOT EXCEED AN AMOUNT EQUAL TO: (i) THE TOTAL AMOUNT ACTUALLY PAID BY Customer HEREUNDER DURING THE THREE MONTHS IMMEDIATELY PRECEDING THE DATE THE FIRST CLAIM AROSE; OR (ii) $100,000, WHICHEVER IS LESS.

17. APPLICABLE LAW: This Agreement shall be governed by the laws of the Province of British Columbia, Canada.

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Accepted by:
For Customer:
/s/ Lee T. Edmondson, Chief Executive Officer
Date: 8/4/99

For FirePlug:
/s/ Richart Pitt, President
Date: 5/10/99